UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 28, 2010

FRANKLIN CREDIT HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-17771	26-3104776
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Hudson Street Jersey City, New Jersey (Address of Principal Executive Offices)	07302 (Zip Code)

Registrant’s telephone number, including area code:  (201) 604-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01             Entry into a Material Definitive Agreement.

On June 28, 2010, the Registrant, and certain of its direct and indirect subsidiaries, including Franklin Credit Asset Corporation (but not Franklin Credit Management Corporation (“FCMC”)), entered into a fifth amendment (the “Fifth Amendment”) to the forbearance and master credit agreement with The Huntington National Bank (the “Bank”), relating to approximately $39 million of the Registrant’s indebtedness to the Bank (the “Unrestructured Debt”), which had been the remaining legacy indebtedness to the Bank not restructured on March 31, 2009. FCMC is not obligated to the Bank with respect to the Unrestructured Debt.

Under the Fifth Amendment, the forbearance period with respect to the Unrestructured Debt has been extended from June 30, 2010 until September 30, 2010, and the Bank has agreed to forbear, during the forbearance period, with respect to any defaults past or present with respect to any failure to make scheduled principal and interest payments to the Bank (an “Identified Forbearance Default”) relating to the Unrestructured Debt. In particular, during the forbearance period, the Bank, absent the occurrence and continuance of a forbearance default other than an Identified Forbearance Default, will not initiate collection proceedings or exercise its remedies in respect of the Unrestructured Debt or elect to have interest accrue at the stated rate applicable after default.

Upon expiration of the forbearance period, in the event that the Unrestructured Debt with the Bank remains outstanding, the Bank, with notice, could call an event of default under the legacy credit agreement with the Bank (the “Legacy Credit Agreement”), under which substantially all of the Registrant’s consolidated debt has been restructured in accordance with the restructuring with the Bank on March 31, 2009.  The licensing credit agreement of the Registrant and FCMC with the Bank (“Licensing Credit Agreement”), which is used to assure that all state licensing requirements of FCMC are met and to pay approved expenses of the Registrant, and the servicing agreement of FCMC with the Bank (“Servicing Agreement”), both of which were entered into with the Bank as part of the restructuring on March 31, 2009, do not include cross-default provisions that would be triggered by such an event of default under the Legacy Credit Agreement. The Bank’s recourse in respect of the Legacy Credit Agreement is limited to the assets and stock of the Registrant’s subsidiaries, excluding the assets of FCMC (except for a first lien of the Bank on an office condominium unit and a second priority lien of the Bank on cash collateral held as security under the Licensing Credit Agreement) and the unpledged portion (currently, 30 percent) of FCMC’s stock.

The foregoing summary of the Amendment is qualified in its entirety by reference to the complete copy of the Amendment, filed as Exhibit 10.1 to this Form 8-K.

Item 9.01            Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

10.1
Amendment No. 5 to First Amended and Restated Forbearance Agreement and Amendment to Credit Agreements, effective as of June 28, 2010, by and among the Registrant, Franklin Credit Asset Corporation, Flow 2006 F Corp., FCMC 2006 M Corp., FCMC 2006 K Corp. and The Huntington National Bank.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Franklin Credit Holding Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   June 28, 2010

FRANKLIN CREDIT HOLDING CORPORATION

By: /s/ Kevin P. Gildea
Name: Kevin P. Gildea
Title:   Chief Legal Officer and Secretary

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